Exhibit 3.22

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “CADBURY ADAMS FINANCING CORPORATION”, CHANGING ITS NAME FROM “CADBURY ADAMS FINANCING CORPORATION” TO “CADBURY ADAMS FINANCE CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 2003, AT 12 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 03/21/2003
030190592 – 3638027
CERTIFICATE OF CORRECTION OF
CERTIFICATE OF INCORPORATION
OF
CADBURY ADAMS FINANCING CORPORATION
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is Cadbury Adams Financing Corporation.
          2. The Certificate of Incorporation of the corporation, which was filed by the Secretary of State of Delaware on March 19, 2003, is hereby corrected.
          3. The inaccuracy to be corrected in said instrument is as follows: The name of the corporation was incorrectly set forth in the heading and article I.